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                           OFFER TO PURCHASE FOR CASH

                                ALL OUTSTANDING
                      ORDINARY SHARES HELD BY U.S. PERSONS
                                      AND
                   ALL OUTSTANDING AMERICAN DEPOSITARY SHARES
       (EACH AMERICAN DEPOSITARY SHARE REPRESENTING FOUR ORDINARY SHARES)

                                       OF

                                NCL HOLDING ASA

                                       AT

   NORWEGIAN KRONER ("NOK") 35 OR THE U.S. DOLLAR EQUIVALENT THEREOF FOR EACH
                                 ORDINARY SHARE
                                      AND
    THE U.S. DOLLAR EQUIVALENT OF NOK 140 FOR EACH AMERICAN DEPOSITARY SHARE

                                       BY

                                ARRASAS LIMITED

                          A WHOLLY OWNED SUBSIDIARY OF

                                STAR CRUISES PLC

            PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 13, 2000

              THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 10, 2000
                          UNLESS THE OFFER IS EXTENDED

                                                                January 13, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Arrasas Limited, an Isle of Man company (the "OFFEROR") and a wholly owned subsidiary of Star Cruises PLC, an Isle of Man company ("STAR"), is making an offer for all outstanding ordinary shares, nominal value NOK 2.30 each ("SHARES"), that are held by U.S. Persons ("U.S. PERSONS," as defined in Regulation S under the Securities Act of 1933, as amended), and all outstanding American Depositary Shares, each representing four Shares ("ADSS" and, together with the Shares, the "SECURITIES"), of NCL Holding ASA, a Norwegian company ("NCL"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 13, 2000 (the "OFFER TO PURCHASE") and the related Acceptance Form and Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "U.S. OFFER"). The U.S. Offer is being made to all holders of Shares who are U.S. Persons and to all holders of ADSs. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Offer to Purchase, dated January 13, 2000;
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          2.  The Letter of Transmittal to be used by holders of ADSs in accepting the U.S. Offer, including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

          3.  The Notice of Guaranteed Delivery;

          4. A printed form of letter that may be sent to your clients for whose accounts you hold ADSs registered in your name, or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the U.S. Offer; and

          5. Return envelope, addressed to The Bank of New York (the "DEPOSITARY") for tendering ADSs.

     SHARES CANNOT BE TENDERED BY MEANS OF THE ENCLOSED LETTER OF TRANSMITTAL (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF ADSS). IF YOU OR YOUR CLIENTS HOLD SHARES, YOU SHOULD RECEIVE AN ACCEPTANCE FORM FOR TENDERING SUCH SHARES IN THE U.S. OFFER, WHICH YOU CAN ALSO OBTAIN FROM ALFRED BERG NORGE ASA, THE MANAGER OF THE INTERNATIONAL OFFER BY TELEPHONE AT 011 47 22 00 50 00 OR AT THE ADDRESS SET FORTH IN THE OFFER TO PURCHASE.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

Please note the following:

          1. The U.S. Offer is being made for all outstanding Shares held by U.S. Persons and for all outstanding ADSs. The Offeror will, upon the terms of the U.S. Offer, purchase the Shares and ADSs validly tendered and not properly withdrawn before the Expiration Time. The U.S. Offer is open to all holders of Shares who are U.S. Persons and to all holders of ADSs.

          2. The price to be paid in the U.S. Offer for the ADSs is the U.S. Dollar equivalent of NOK 140 per ADS, net to the seller in cash, without interest (the "ADS OFFER PRICE"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs by the Offeror pursuant to the U.S. Offer. However, U.S. federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 12 of the Letter of Transmittal.

          4. The U.S. Offer will expire at 12:00 midnight, New York City time, on Thursday, February 10, 2000, unless extended.

          5. Pursuant to Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, within 10 business days after the date of the U.S. Offer, NCL is required to provide NCL's securityholders a statement of NCL's position with respect to the U.S. Offer.

          6. Notwithstanding any other provision of the U.S. Offer, payment for ADSs tendered and accepted for payment pursuant to the U.S. Offer will in all cases be made only after receipt by the Depositary within the permitted period of time of (i)(A) the American Depositary Receipts ("ADRS") evidencing the tendered ADSs or (B) Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such ADSs into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), pursuant to the procedures set forth in the Offer to Purchase, (ii)(A) the Letter of Transmittal (or a copy thereof) properly completed and duly executed, with any required signature guarantees, or (B) an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

          7. In the event that at any time after completion of the Offers the Offeror (together with Star and any other subsidiaries of Star) owns more than 90% of the Shares then outstanding, the Offeror will have the right under Norwegian law, and it currently intends, to take the steps necessary to initiate and effect a compulsory acquisition for cash of any Securities not already owned by the Offeror. The amount that will be payable in the compulsory acquisition will be determined pursuant to Norwegian law and may be more or less than the price payable in the U.S. Offer. See the Offer to Purchase for further information.
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     In order for ADSs to be validly tendered pursuant to the U.S. Offer, either
(i) the Letter of Transmittal (or a copy thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of ADSs, and any other required documents, must be received by the Depositary at one of its addresses set forth in the Offer to Purchase before the Expiration Time and (A) the ADR certificates evidencing tendered ADSs must be received by the Depositary along with the Letter of Transmittal or (B) ADSs must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Depositary, in each case before the Expiration Time, or (ii) the tendering holder must comply with the guaranteed delivery procedures described in the Offer to Purchase.

     If a holder of ADSs desires to tender ADSs pursuant to the U.S. Offer and such holder's ADRs are not immediately available or such holder cannot deliver the ADRs and all other required documents to the Depositary or complete the procedures for book entry transfer before the Expiration Time, as the case may be, such ADSs may nevertheless be tendered by meeting the conditions and following the guaranteed delivery procedures set forth in the Offer to Purchase.

     The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the U.S. Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Requests for copies of the enclosed materials should be directed to MacKenzie Partners, Inc., the Information Agent, at its address and telephone number set out on the back cover page of the Offer to Purchase.

                                       Very truly yours,

                                       Arrasas Limited

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF ARRASAS LIMITED, STAR CRUISES PLC, NCL HOLDING ASA, DEN NORSKE BANK ASA, THE BANK OF NEW YORK, MACKENZIE PARTNERS, INC., ALFRED BERG NORGE ASA OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

The U.S. Offer is not being made to, nor will tenders be accepted from, or on behalf of holders of Securities in any jurisdiction in which the making or acceptance of the U.S. Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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